      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 1999
                                              REGISTRATION NO. 333-_____________
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                     ------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

                                     ------------

                             CADENCE DESIGN SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)

                DELAWARE                                77-0148231
     (State or Other Jurisdiction           (I.R.S. Employer Identification No.)
    of Incorporation or Organization)


                            2655 SEELY AVENUE, BUILDING 5
                             SAN JOSE, CALIFORNIA  95134
                 (Address of Principal Executive Offices) (Zip Code)

                                ----------------------

                      DESIGN ACCELERATION, INC. 1994 STOCK PLAN
                               (Full title of the Plan)

                                ----------------------

                                 R.L. SMITH MCKEITHEN
                 SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             CADENCE DESIGN SYSTEMS, INC.
              2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134
                       (Name and Address of Agent for Service)
                                    (408) 943-1234
            (Telephone number, including area code, of agent for service)

                                ----------------------

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

                                                          Proposed Maximum         Proposed Maximum
  Title of Securities to         Amount to be              Offering Price              Aggregate                 Amount of
       be Registered            Registered (1)              per Share (2)          Offering Price (2)         Registration Fee
       -------------            ----------                  ---------              --------------             ----------------
 Common Stock, par              206,648 shares                 $4.24                 $876,187.52                   $243.58
 value $.01 per share

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Design Acceleration, Inc. 1994 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Cadence Design Systems, Inc. Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share that such options may be exercised.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Cadence Design Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1998;

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended April 4, 1998, July 4, 1998 and October 3, 1998; and

          (c) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form 8-A filed August 29, 1990;

          (d) The description of the Registrant's Preferred Share Purchase Rights set forth in Exhibit 1A, 1B and 1C to the Registrant's Current Report on Form 8-K filed with the Commission on February 16, 1996.

     All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

     Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article VII of the Registrant's currently effective Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (a) the Registrant is required to indemnify its directors, officers and employees and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (b) the Registrant is required to advance expenses, as incurred to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (c) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (d) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (e) the Registrant may not retroactively amend the Bylaws indemnification provision in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. The Registrant also maintains a limited amount of director and officer insurance. The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act of 1933, as amended (the "1933 Act").

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8.  EXHIBITS

EXHIBIT NUMBER      EXHIBIT
--------------      -------
     4              Instruments Defining Rights of Stockholders.  Reference is
                    made to Registrant's Registration Statements on Form 8-A
                    which are incorporated herein by reference pursuant to
                    Items 3(c) and (d).
     5              Opinion and consent of Gibson, Dunn & Crutcher LLP.
     23.1           Consent of Independent Public Accountants.
     23.2           Consent of Gibson, Dunn & Crutcher is contained in
                    Exhibit 5.
     24             Power of Attorney.  Reference is made to page II-4 of this
                    Registration Statement.
     99             Design Acceleration, Inc. 1994 Stock Plan.

Item 9.  UNDERTAKING

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Design Acceleration Inc. 1994 Stock Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933

Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 3rd day of February, 1999.

                              CADENCE DESIGN SYSTEMS, INC.

                              By:  /s/ John R. Harding
                                 ------------------------------
                              John R. Harding
                              President, Chief Executive Officer and Director


                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Cadence Design Systems, Inc., a Delaware corporation, do hereby constitute and appoint John R. Harding, H. Raymond Bingham and R.L. Smith McKeithen, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                    TITLE                     DATE
          ---------                    -----                     ----
 /s/ John R. Harding         President, Chief              February 3, 1999
 --------------------------- Executive Officer and     ---------------
    John R. Harding          Director (Principal
                             Executive Officer)

 /s/ H. Raymond Bingham      Executive Vice                February 1, 1999
 --------------------------- President,                ---------------
    H. Raymond Bingham       Chief Financial Officer
                             and Director (Principal
                             Financial Officer)

 /s/ William Porter          Vice President,               February 1, 1999
 --------------------------- Corporate                 ---------------
    William Porter           Controller and Assistant
                             Secretary (Principal
                             Accounting Officer)

 /s/ Carol A. Bartz          Director                      February 3, 1999
 ---------------------------                           ---------------
    Carol A. Bartz

 /s/ Dr. Leonard Y.W. Liu    Director                      January 29, 1999
 ---------------------------                           ---------------
    Dr. Leonard Y.W. Liu

 /s/ Donald L. Lucas         Director                      February 1, 1999
 ---------------------------                           ---------------
    Donald L. Lucas

 /s/ Dr. Albert Sangiovanni- Director                      February 1, 1999
 Vincentelli                                           ---------------
 ---------------------------
    Dr. Alberto Sangiovanni-
    Vincentelli

 /s/ George M. Scalise       Director                      January 29, 1999
 ---------------------------                           ---------------
    George M. Scalise

 /s/ Dr. John B. Shoven      Director                      February 1, 1999
 ---------------------------                           ---------------
    Dr. John B. Shoven

 /s/ Roger S. Siboni         Director                      January 31, 1999
 ---------------------------                           ---------------
    Roger S. Siboni


                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.


                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933


                             CADENCE DESIGN SYSTEMS, INC.

                                    EXHIBIT INDEX

EXHIBIT NUMBER      EXHIBIT
--------------      -------
4                   Instruments Defining Rights of Stockholders.  Reference is
                    made to Registrant's Registration Statements on Form 8-A
                    which are incorporated herein by reference pursuant to
                    Items 3(c) and (d).

5                   Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1                Consent of Independent Public Accountants.

23.2                Consent of Gibson, Dunn & Crutcher LLP is contained in
                    Exhibit 5.

24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99                  Design Acceleration, Inc. 1994 Stock Plan.